Exhibit 5.1

ONE MANHATTAN WEST

BridgeBio Pharma, Inc. 421 Kipling Street Palo Alto, California 94301	NEW YORK 10001 ___ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com November 6, 2020

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RE: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to BridgeBio Pharma, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), on the date hereof, relating to the registration of up to 29,459,200 shares (the “Registered Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the issuance of such number of Registered Shares (such number of Registered Shares, the “Issued Shares”) that may become issuable upon the consummation of the mergers (the “Mergers”) contemplated by the Agreement and Plan of Merger, dated as of October 5, 2020 (the “Merger Agreement”), by and among the Company, Eidos Therapeutics, Inc., a Delaware corporation (“Eidos”), Globe Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub I”), and Globe Merger Sub II, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub II”). Pursuant to the Merger Agreement, Merger Sub I will merge with and into Eidos, with Eidos continuing as the surviving corporation, and immediately thereafter, Eidos will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving corporation.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act. In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	the Registration Statement in the form to be filed with the Commission on the date hereof;

(b)	the Merger Agreement;

(c)	an executed copy of a certificate of Brian C. Stephenson, Chief Financial Officer and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

BridgeBio Pharma, Inc.

November 6, 2020

(d)

a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended and in effect as of October 5, 2020 and as of the date hereof, certified by the Secretary of State of the State of Delaware on the date hereof, and certified pursuant to the Secretary’s Certificate;

(e)	a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of October 5, 2020, certified pursuant to the Secretary’s Certificate;

(f)

a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof, including an amendment to the Company’s Amended and Restated Bylaws that became effective as of the date hereof, certified pursuant to the Secretary’s Certificate;

(g)	a specimen certificate representing the Common Stock;

(h)

a copy of certain resolutions of the Board of Directors of the Company, adopted on October 4, 2020, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Registered Shares, the filing of the Registration Statement and related matters, certified pursuant to the Secretary’s Certificate; and

(i)	a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, Merger Sub I and Merger Sub II and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, Merger Sub I and Merger Sub II and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, Merger Sub I and Merger Sub II, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, Merger Sub I and Merger Sub II and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Merger Agreement.

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Registered Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar of the Company and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Registered Shares credited to the recipient’s account

BridgeBio Pharma, Inc.

November 6, 2020

maintained with said transfer agent has been issued by said transfer agent, (ii) the issuance of the Registered Shares will be properly recorded in the books and records of the Company and (iii) the issuance of the Registered Shares will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents and those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2019).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

As used herein, “Organizational Documents” means those documents listed in paragraphs (d) through (f) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act, the Mergers are consummated in accordance with the terms of the Merger Agreement and the Issued Shares have been delivered in accordance with the terms of the Merger Agreement and pursuant to the Registration Statement, the Issued Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

TWG